Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$29,531,585
Realized Trading Gain (Loss) on Short-Term Investments	(2,292)
Unrealized Gain (Loss) on Market Value of Futures	(11,407,755)
Dividend Income	50,331
Interest Income	513,155
ETF Transaction Fees	13,000
Total Income (Loss)	$18,698,024

Expenses
General Partner Management Fees	$167,351
Professional Fees	76,013
Brokerage Commissions	96,169
Non-interested Directors' Fees and Expenses	3,033
Prepaid Insurance Expense	2,851
NYMEX License Fee	4,184
SEC & FINRA Registration Expense	4,959
Total Expenses	$354,560
Net Income (Loss)	$18,343,464

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$394,525,620
Additions (1,500,000 Shares)	35,818,467
Withdrawals (6,500,000 Shares)	(154,776,557)
Net Income (Loss)	18,343,464

Net Asset Value End of Month	$293,910,994
Net Asset Value Per Share (12,284,588 Shares)	$23.93

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612